UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2020

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600,
Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange

Item 1.01.  Entry into a Material Definitive Agreement.

On April 9, 2020, CIM Commercial Trust Corporation (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to that certain Second Amended and Restated Dealer Manager Agreement, dated as of January 28, 2020 (the “Agreement”), by and among CIM Service Provider, LLC and CCO Capital, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager serves as the exclusive dealer manager for the Company’s offering (the “Offering”) of a maximum of $784,983,825, on an aggregate basis, of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) and Series D Preferred Stock, par value $0.001 per share, of the Company.

The Amendment increases the selling commissions payable to the Dealer Manager from up to 5.50% to up to 7.00% of the gross offering proceeds from shares of Series A Preferred Stock sold in the Offering, provided that no selling commissions will be paid in respect of certain sales of shares of Series A Preferred Stock to persons affiliated with the Company.  Pursuant to the Agreement, the Dealer Manager reallows such selling commissions to other broker-dealers authorized by the Dealer Manager to sell shares in the Offering in respect of shares sold by such broker-dealers.

The Dealer Manager is a registered broker dealer and an affiliate of the Company that is under common control with CIM Capital, LLC, an affiliate of CIM Group, L.P. that provides certain services to the Company pursuant to an investment management agreement, and CIM Service Provider, LLC, an affiliate of CIM Group, L.P. that provides, or arranges for other service providers to provide, management and administration services to the Company pursuant to a master services agreement.

The description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Item 8.01.  Other Events.

In connection with the execution of the Amendment, the Company updated its form of Soliciting Dealer Agreement used in connection with the Offering, a copy of which is attached to this Form 8-K as Exhibit 1.2, which agreement will be entered into by and between the Dealer Manager and any securities dealer that the Dealer Manager permits to solicit subscriptions for shares of Series A Preferred Stock and Series D Preferred Stock in the Offering.

As a result of the outbreak of the Coronavirus (COVID-19), the Company is providing the following additional risk disclosure relating to the impact of COVID-19 on the Company:

Adverse impact of Coronavirus (COVID-19) on the Company’s business, financial condition, results of operations and cash flows

The spread of COVID-19 in the United States and the resulting increase of restrictions on and cancellations of travel, meetings and social gatherings are expected to adversely impact the operations of the Company’s hotel in Sacramento, California.  For the fourth quarter of 2019, the net operating income of the Company’s hotel constituted approximately 22% of the Company’s total segment net operating income.  Based on current expectations, it is likely that the net operating income of the Company’s hotel will be negative for the second quarter and possibly the third quarter of 2020 and, as a result, contributions by the hotel to the Company’s funds from operations during such period are expected to be significantly impacted.  Additionally, the economic downturn caused by COVID-19 will adversely affect the operations of the Company’s office portfolio to the extent of, among other things:  (i) the inability of the Company’s tenants to pay rents, (ii) the deferral of rent payments by the Company’s tenants, (iii) an increase in early lease terminations or decrease in renewals and (iv) the Company’s  inability to re-lease vacant space in its office portfolio due to “shelter in place” or similar orders or a decrease in demand.  At this time, however, as the situation is evolving rapidly, the Company cannot predict the significance, extent or duration of any adverse impact of COVID-19 on its business, financial condition, results of operations, cash flow or its ability to satisfy its debt service obligations or to maintain its level of distributions on the Common Stock or Preferred Stock.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment No. 1, dated as of April 9, 2020, to Second Amended and Restated Dealer Manager Agreement, dated as of January 28, 2020, by and among CIM Commercial Trust Corporation, CIM Service Provider, LLC and CCO Capital, LLC.

1.2	Form of Soliciting Dealer Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                  April 9, 2020

CIM COMMERCIAL TRUST CORPORATION

By:
David Thompson, Chief Executive Officer